Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated February 24, 1998 relating to the financial statements of Applied Cellular Technology, Inc. as of and for the years ended December 31, 1996 and 1997 included in the Form 10-K for the year ended December 31, 1998 of Applied
Cellular Technology, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                         /S/ Rubin, Brown, Gornstein & Co. LLP
                                         --------------------------------------

                                         Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri
February 11, 2000